Contact:	Bob O’Shaughnessy Chief Financial Officer 248-648-2800 boshaughnessy@penskeautomotive.com	Tony Pordon Senior Vice President 248-648-2540 tpordon@penskeautomotive.com

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE ANNOUNCES QUARTERLY DIVIDEND

BLOOMFIELD HILLS, MI, July 17, 2007 – Penske Automotive Group, Inc. (NYSE:PAG), an international automotive retailer, today announced that its Board of Directors has approved a quarterly dividend of $0.07 per share payable on September 4, 2007, to shareholders of record on August 10, 2007.

Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 311 retail automotive franchises, representing 40 different brands, and 26 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 164 franchises in 19 states and Puerto Rico and 147 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 1000 and has 16,000 employees.

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance, which are contained in Penske Automotive’s Form 10-K for the year ended December 31, 2006, and its other filings with the Securities and Exchange Commission and which are incorporated into this press release by reference. This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

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